As filed with the Securities and Exchange Commission on March 16, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2015

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Cynthia T. Jamison from the Board of Directors

On March 10, 2015, Cynthia T. Jamison, a director since 2004, notified the board of directors of B&G Foods, Inc. of her decision not to stand for re-election to the board when her current term expires at B&G Foods’ 2015 annual meeting of stockholders.  Ms. Jamison will continue to serve as a member of the board until the 2015 annual meeting of stockholders.  Ms. Jamison’s decision is not the result of any disagreement with B&G Foods on any matter relating to B&G Foods’ operations, policies or practices.

The nominating and governance committee of our board of directors is in the process of reviewing candidates to replace Ms. Jamison as a nominee for election to the board at our 2015 annual meeting of stockholders.

A copy of the press release announcing Ms. Jamison’s decision not to stand for re-election to our board of directors is attached to this report as Exhibit 99.1.

Appointment of Thomas P. Crimmins as Executive Vice President of Finance and Chief Financial Officer

On March 10, 2015, B&G Foods’ board of directors appointed Thomas P. Crimmins as Executive Vice President of Finance and Chief Financial Officer, effective March 16, 2015.

Mr. Crimmins, age 46, joins B&G Foods from DRS Technologies, Inc., where he spent 16 years, the last three as the company’s Executive Vice President and Chief Financial Officer.  In that position, he was responsible for corporate and operational finance, corporate procurement, taxation, accounting, treasury and internal audit.  From 1992 to 1999, Mr. Crimmins was an audit manager for PricewaterhouseCoopers.

There are no arrangements or understandings between Mr. Crimmins and any other person pursuant to which he was appointed as our company’s Executive Vice President of Finance and Chief Financial Officer.  There is no family relationship between Mr. Crimmins and any director, executive officer, or person nominated or chosen by our company to become a director or executive officer of our company.  B&G Foods has not entered into any transactions with Mr. Crimmins that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Employment Agreement

Overview; Base Salary.  On March 16, 2015, B&G Foods entered into an employment agreement with Mr. Crimmins.  The agreement provides that Mr. Crimmins’ will be employed as our Executive President of Finance and Chief Financial Officer at an annual base salary of $400,000, or such higher figure as may be determined at an annual review of his performance and compensation by the compensation committee of our board of directors.

Term.  The term of the agreement extends through December 31, 2015, subject to automatic one-year extensions, unless earlier terminated.  The agreement may be terminated by Mr. Crimmins at any time for any reason, provided that he gives us 60 days advance written notice of his resignation, subject to special notice rules in certain instances as described below, including a change in control or a deemed termination “without cause.”

The agreement may also be terminated by B&G Foods for any reason, including for “cause” (we must give 60 days’ advance written notice if the termination is without cause).  As defined in the agreement, a termination for cause includes termination by us due to conviction of a felony or any other crime involving moral turpitude, whether or not relating to Mr. Crimmins’ employment; habitual unexcused absence from the facilities of B&G Foods; habitual substance abuse; willful disclosure of material confidential information of B&G Foods and/or its subsidiaries or other affiliates; intentional violation of conflicts of interest policies established by our board of directors; wanton or willful failure to comply with the lawful written directions of our board of directors or other superiors; and willful misconduct or gross negligence that results in damage to the interests of B&G Foods and its subsidiaries or other affiliates.  Mr. Crimmins will be considered to be terminated without cause if he resigns because we have substantially changed or altered Mr. Crimmins’ authority or duties so as to effectively prevent him from performing the duties of the Executive Vice President of Finance and Chief Financial Officer as defined in the agreement, or require that his office be located at and/or principal duties be performed at a location more than 45 miles from the present headquarters located in Parsippany, New Jersey.  In this event, Mr. Crimmins must notify us within 30 days and must allow us 30 days to restore his duties.

Mr. Crimmins will also be considered to be terminated without cause if he terminates his employment following a change in control if after the change in control he is not the Executive Vice President of Finance and Chief Financial Officer with duties and responsibilities substantially equivalent to those described in the agreement or is not entitled to substantially the same benefits as set forth in the agreement. In this event, Mr. Crimmins must give us written notice of his resignation within 90 days after the change in control.

Annual Bonus Awards.  Mr. Crimmins is eligible to earn additional annual incentive compensation under our annual bonus plan, in amounts ranging from 0% of his base salary at “threshold” to 60% of his base salary at “target” to 120% of his base salary at “maximum,” if performance benchmarks, as defined in the annual bonus plan are met.

Long-Term Incentive Awards.  Mr. Crimmins is also entitled to participate in B&G Foods’ long-term incentive plans, as shall be adopted and/or modified from time to time by the compensation committee.  Mr. Crimmins is eligible to earn long-term incentive awards as a percentage of his base salary on the grant date of such awards, with such percentage to be determined by the compensation committee.

Other Benefits.  Mr. Crimmins is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, (3) participate in all employee benefit plans maintained by B&G Foods for its executive officers, and (4) receive other customary employee benefits.

Severance Benefits.  In the case of termination by us without cause, termination by us due to Mr. Crimmins’ disability or death, or a resignation by Mr. Crimmins described above that is considered to be a termination by us without cause (including upon a change of control subject to the occurrence of the second trigger described above), the agreement provides that he will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a severance period of one year: (1) salary continuation payments for each year of the severance period in an amount per year equal to 160% of his then current annual base salary, (2) continuation during the severance period of medical, dental, life insurance and disability insurance for Mr. Crimmins, his spouse and his dependents, or if the continuation of all or any of the benefits is not available because of his status as a terminated employee, a payment equal to the market value of the excluded benefits, (3) if allowable under B&G Foods’ qualified defined benefit pension plan in effect on the date of termination, one additional year of service credit under the qualified defined benefit pension plan, and (4) outplacement services.  The severance period will be increased to two years after the date of termination of employment if Mr. Crimmins terminates his employment following a change in control upon the occurrence of the second trigger described above.

No Excise Tax Gross-Up.  Mr. Crimmins is not entitled to any “golden parachute” excise tax gross-up payments under the employment agreement or any other agreement or plan with our company.

Non-Competition Agreement.  During Mr. Crimmins’ employment and for one year after his voluntary resignation or termination for cause, Mr. Crimmins has agreed that he will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.  Receipt of the severance benefits described above after a voluntary resignation or termination for cause is contingent on Mr. Crimmins’ compliance with this non-competition agreement.

A copy of the employment agreement is attached to this report as Exhibit 10.1.

A copy of the press release issued by B&G Foods announcing the appointment of Mr. Crimmins is attached to this report as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement, dated as of March 16, between Thomas P. Crimmins and B&G Foods, Inc.
99.1	Press Release dated March 11, 2015
99.2	Press Release dated March 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 16, 2015	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary